PROMISSORY NOTE

BORROWER:

Moventis Capital, Inc.

a Delaware corporation with offices at

Suite 304, 1959 – 152nd Street

White Rock, British Columbia, Canada V4A 9P3

(the “Borrower”)

LENDER:

Steve Pasquan

500 San Rafael Avenue

Belvedere, California 94920

(the “Lender”)

AMOUNT:

U.S. $200,000.00

DATE:

November 1, 2006

IN CONSIDERATION of $200,000.00 being advanced by the Lender to the Borrower, the Borrower promises to pay to the Lender, at 500 San Rafael Avenue, Belvedere, California 94920 or at such other address as the Lender may direct the Borrower in writing, the principal sum of TWO HUNDRED

THOUSAND Dollars ($200,000.00) in lawful money of the United States (hereinafter the “Principal Sum”) in ONE lump sum payment (hereinafter the “Payment”) consisting of the principal and interest as set forth on Schedule A hereto on or before 45 days from the date of receipt of the Principal Sum from the Lender.

For the purpose hereof, the Interest Rate means ten per cent (10%) per annum. Interest at the Interest Rate will be calculated daily not in advance and will be included with the Monthly Installment Payment. If the Borrower fails to make the Payment of interest or principal when due, the Borrower will pay interest thereon at the increased rate of fourteen percent (14%) until such past due interest and principal is paid.

The Lender represents and warrants that:

(a)

it is familiar with the Borrower, the nature of its business and its financial prospects, and the Lender has the capacity to protect its own interests, and

(b)

it is acquiring the Promissory Note for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution. It understands that the Promissory Note will not be, registered under the Securities Act of 1933, as amended, by reason of a specific exemption from the registration provisions of such Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Lender's representations.

This Promissory Note may be transferred only in compliance with applicable federal and state securities laws and only upon surrender of the original Promissory Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Borrower. A new Promissory Note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered Lender of the Note. The Lender agrees to provide a Form W-9 to the Borrower upon request.

If any of the events specified in this section shall occur (an “Event of Default”), the Lender may, so long as such condition exists, declare the outstanding principal amount and accrued but unpaid interest immediately due and payable, by notice in writing to the Borrower:

(a)

The institution of proceedings to be adjudicated as bankrupt or insolvent, the filing of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act,

 or any other applicable federal or state law, the appointment of a receiver, liquidator or trustee, an assignment for the benefit of creditors, or the taking of corporate action by the Borrower in furtherance of any such action;

(b)

If, within 60 days after the commencement of an action against the Borrower (and service of process on the Borrower) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been resolved in favor of the Borrower or all orders or proceedings thereunder affecting the operations or the business of the Borrower stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment without the consent or acquiescence of the Borrower of any trustee, receiver or liquidator of the Borrower, such appointment shall not have been vacated;

(c)

Any declared default of the Borrower under any indebtedness that gives the holder the right to accelerate such indebtedness, and such indebtedness is in fact accelerated by the holder; or

(d)

Failure to make the Payment when due.

Upon Default, at the option of the Lender, the entire indebtedness evidenced hereby shall become immediately due and payable. Failure to exercise the rights or remedies available to the Lender of this Promissory Note shall not waive the right to exercise them in the event of any subsequent Default.

The Borrower shall have the right, without the consent of the Lender, to prepay in whole or in part, at any time and from time to time, all or any of the amounts due hereunder without bonus or penalty.

The Borrower hereby waives demand, notice of dishonor and presentment for payment, protest and notice of protest of this promissory note.

In the event of any Default on this Promissory Note, or in the event that any dispute arises relating to the interpretation, enforcement or performance of this Promissory Note, the Lender of this Promissory Note shall be entitled to collect from the undersigned on demand all fees and expenses incurred in connection therewith, including but not limited to fees of attorneys, and including but not limited to all such costs and expenses incurred in connection with bankruptcy or other insolvency proceedings of the Borrower, any other party having any liability for any portion of this Promissory Note, or in any post-judgment collection proceedings.

This Promissory Note shall be governed by the laws of the Province of British Columbia without regarding to principles of conflicts of laws and the exclusive jurisdiction for the resolution of all disputes arising out of or relating to the terms of this Promissory Note shall be the Province of British Columbia.

SIGNED, SEALED AND DELIVERED as of November _____, 2006

Moventis Capital, Inc. (Borrower)

Steve Pasquan (Lender)

By:__________________________________	By:______________________________________
Name: Blake Ponuick, CEO	Name: Steve Pasquan

Schedule A

Payment Schedule

Loan Payment Schedule

Pmt No.	Payment Date	Beginning Balance	Scheduled Payment	Principal	Interest	Ending Balance
1	On or before 45 days after receipt of funding by the Borrower	$ 200,000.00	$ 202,465.75	$ 200,000	$ 2,465.75	$ 0.00